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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

        In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, of Intrepid Potash, Inc. (the "Registrant") as filed with the Securities and Exchange Commission on the date hereof (the "Report") and pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Robert P. Jornayvaz III, Chairman of the Board and Chief Executive Officer of the Registrant, certify, that to the best of my knowledge:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 4, 2010	/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III Chairman of the Board and Chief Executive Officer

        This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 (Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)